UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 12, 2011

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.   Bankruptcy or Receivership.

On December 12, 2011 (the “Commencement Date”), Lee Enterprises, Incorporated (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”, and the filing therein, the “Voluntary Chapter 11 Filing”).  The Debtors have requested that the Chapter 11 cases be jointly administered under the caption “In re Lee Enterprises, Incorporated, et al.” Case No. 11-13918. The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The Voluntary Chapter 11 Filing  is not intended to impact employees, suppliers or customers. As part of the Voluntary Chapter 11 Filing, the Company has filed a variety of customary motions with the Bankruptcy Court (the "first day motions") to approve, among other things, the Company’s access to its cash on hand, as well as all cash generated from daily operations, which will be used to continue to satisfy the Company’s obligations without interruption during the course of its restructuring.  Also,  the Company filed first day motions to approve payment of  pre-petition employee wages, salaries, health benefits and other employee obligations during its restructuring, as well as authority to continue to honor its current customer commitments.  The Company has also sought authorization from the Bankruptcy Court to satisfy all post-petition expenses incurred in the ordinary course of business without seeking Bankruptcy Court approval.  Additionally, to assure adequate liquidity during the restructuring process, the Company has secured a commitment from its lenders for a $40 million debtor-in-possession credit facility and has filed motions seeking the Court’s approval of the financing.  The Company expects the Bankruptcy Court to consider and take favorable action on its first day motions on December 13, 2011.

On the Commencement Date, the Debtors also filed the Amended Joint Prepackaged Plan of Reorganization for Lee Enterprises, Incorporated and Its Debtor Subsidiaries, dated December 2, 2011 (the “Plan”).  The required balloting on the Plan was completed prior to the Commencement Date.  Lenders holding 95.3% of the outstanding obligations under the Company’s Credit Agreement (as defined below) and Noteholders holding 97.0% of the outstanding obligations under the Note Agreement and Guaranty (as defined below) cast ballots on the Plan.  All such Lenders and Noteholders voted to accept the Plan, and no Lenders or Noteholders voted to reject the Plan.  Accordingly, the Plan has been accepted by both the Classes of Lenders and Noteholders by numbers and in amount in excess of the one-half in number and two-thirds in amount thresholds applicable to acceptance of the Plan under section 1126(c) of the Bankruptcy Code.

Item 2.04.   Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Company is a borrower and certain of its subsidiaries are guarantors under its 2005 Amended and Restated Credit Agreement dated as of December 21, 2005, as amended (“Credit Agreement”), among the Company and certain of its subsidiaries, the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, under which, as of the Commencement Date, the principal amount of revolving and term loans that remains due is $855.76 million, and the amount of issued and undrawn letters of credit is $12.8 million.

St. Louis Post-Dispatch LLC (“PD LLC”), an indirect subsidiary of the Company, is a borrower under the Note Agreement dated as of May 1, 2000, as amended (the “Note Agreement”) with a group of institutional Noteholders.  Pulitzer Inc. (“Pulitzer”) and its subsidiaries (other than Star Publishing Company) are the guarantors under the related Guaranty Agreement dated as of May 1, 2000, as amended, in favor of the Noteholders from time to time (collectively, the “Note Agreement and Guaranty”), under which, as of the Commencement Date, the principal amount of debt that remains due under PD LLC’s 10.05% Senior Notes due April 2012 is $127.855 million.

On the Commencement Date, the Voluntary Chapter 11 Filing constituted an event of default under the Credit Agreement and the Note Agreement and Guaranty, and caused the automatic acceleration of all amounts due under such obligations.  Notwithstanding such acceleration, the supporting Lenders and Noteholders who are parties to the Lee Support Agreement and the Pulitzer Support Agreement, respectively, announced December 2, 2011, have agreed to support the Plan and not to take any action inconsistent with their commitments to do so, and have reaffirmed such commitments by submission of their ballots in favor of the Plan.  Additionally, any efforts to enforce the payment obligations under the Credit Agreement and the Note Agreement and Guaranty are automatically stayed as a result of the Voluntary Chapter 11 Filing in the Bankruptcy Court.

Item 7.01.   Regulation FD Disclosure.

On the Commencement Date, the Company also filed with the Bankruptcy Court the proposed Amended Solicitation and Disclosure Statement dated December 2, 2011 and related exhibits (the “Disclosure Statement”) describing the terms of the Plan and other information concerning the Company.

The Disclosure Statement contains financial and other information prepared for purposes of the Voluntary Chapter 11 Filing.  Certain of this information was previously provided to certain of the Company’s Lenders and Noteholders who agreed to maintain the confidentiality of this non-public information, which is included as an exhibit to the Disclosure Statement, and available on the Company’s refinancing website located at www.leerefinancing.com.

The information in this Item 7.01 shall not be treated as filed for purposes of the Exchange Act.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This report contains information that may be deemed forward-looking that is based largely on the Company’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond the Company’s control, are the outcome and impact on the Company’s business of the Voluntary Chapter 11 Filing, the Company’s ability to generate cash flows and maintain liquidity sufficient to service the Company’s debt, to comply with or obtain amendments or waivers of the financial covenants contained in the its credit facilities, if necessary, and to refinance the Company’s debt as it comes due.

Other risks and uncertainties include the impact and duration of continuing adverse economic conditions, changes in advertising demand, potential changes in newsprint and other commodity prices, energy costs, interest rates, availability of credit, labor costs, legislative and regulatory rulings, difficulties in achieving planned expense reductions, maintaining employee and customer relationships, increased capital costs, maintaining the Company’s listing status on the NYSE, competition and other risks detailed from time to time in the Company’s publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believe”, “expect”, “anticipate”, “intend”, “plan”,  “project”, “consider” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this report. The Company does not undertake to publicly update or revise its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 12, 2011	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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